SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 23, 2003

DENDRITE INTERNATIONAL, INC.

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(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 12.   Results of Operations and Financial Condition.

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of Dendrite International, Inc. (“Dendrite”) dated October 23, 2003, reporting Dendrite’s financial results for the third quarter of 2003.

The discussion of Dendrite’s 2003 three month and nine month period historical results as well as its outlook for future results include, and where indicated exclude, the impact of items related to Dendrite’s June 16, 2003 acquisition of Synavant, Inc. (“Synavant”) and certain other indicated items. The adjusted items included in the 2003 three and nine month periods (and in its outlook) relate to operational earnings, revenue and other financial and operational amounts related to Synavant, including Synavant integration costs, foreign tax valuation adjustments in connection with the integration of Synavant, and other specified acquisition-related items in connection with the Synavant acquisition, as well as amortization of definite lived intangibles arising from Dendrite’s Synavant and SAI acquisitions. The 2002 items (which were previously disclosed and previously adjusted for the corresponding 2002 periods) related to severance payments from a work force reduction, an adjustment to the fair value of a building held for sale, and a benefit resulting from the reversal of a reserve related to anticipated loss contracts which were favorably resolved. These 2003 and 2002 period adjustments are further detailed in, and reconciled to GAAP, as part of the press release.

Dendrite believes that by reflecting the 2003 (and, as indicated in the press release, 2004) impact of these acquisition-related items, it provides investors with insight into the operating performance of Dendrite’s historic business as well as identifying the impact of the Synavant acquisition and the amortization of definite lived intangibles in connection with both the Synavant and SAI acquisitions. The Company also believes that information concerning Synavant’s contribution to 2003 second and third quarter revenues provides investors insight into Dendrite’s historical business performance.

Dendrite believes that by reflecting and breaking out the 2002 adjusted items as described above and as described in the press release, it similarly provides investors with insight into the historic operating performance of Dendrite’s business factoring out those designated specific items occurring in 2002.

Dendrite management also internally uses these Non-GAAP adjusted amounts in reviewing and evaluating its historic operating performance period-over-period as well as its combined business performance, and in managing its overall business. For 2003, these adjusted items allow management to evaluate progress on its historic business excluding the Synavant (and, as to amortization of definite lived intangibles, excluding both the Synavant and SAI acquisitions). Management uses various methods to evaluate and review its operations and does not depend exclusively on such Non-GAAP adjusted amounts or on any other single analysis model.

The Company has detailed in its financial data tables accompanying the press release all such adjusted items and reconciliation items in order to assist investors in reviewing such Non-GAAP adjusted amounts. All such Non-GAAP information is supplemental to information presented in accordance with generally accepted accounting principles (GAAP) and is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2003	DENDRITE INTERNATIONAL, INC. By: KATHLEEN E. DONOVAN —————————————— Name: Kathleen E. Donovan Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dendrite International, Inc., dated October 23, 2003.